EXHIBIT 10.2

TO: Kevin Sipes	DATE: November 7, 2012

FROM: Steve Trager	SUBJECT: FCB Acquisition Bonus Program

You will be eligible for a bonus based on the achievement of the following FCB Acquisition goals for the time period of September 7, 2012 through September 30, 2014:

●	If a GOP for the FCB Acquisition of $25,000,000 is achieved your incentive payout will be $25,000.00.

OR

●	If a GOP for the FCB Acquisition of $35,000,000 is achieved your incentive payout will be $50,000.00.

OR

●	If a GOP for the FCB Acquisition of $40,000,000 is achieved your incentive payout will be $62,500.00.

This bonus will be earned and paid on October 14, 2014 provided you are an employee in good standing with the Bank at that time.

Management reserves the right in its sole discretion to adjust goals, individual participants’ payouts, etc.

/s/ Kevin Sipes	/s/ November 7, 2012
Kevin Sipes	Date

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